Cone Announces Financing, Directors



    GREENSBORO, N.C., Sept. 29 /PRNewswire-FirstCall/ -- Cone Mills

Corporation (OTC Pink Sheets: CJML) today announced that it had received the necessary orders from the U. S. Bankruptcy Court in Delaware to continue business as usual.  A further hearing will be held on October 10.

    In addition, the company confirmed the election of three new directors,

Charles L. Barry, Randall G. Kominsky and Jess M. Ravich.

    Cone Chairman, President and CEO, John L. Bakane, commented: "We are now focused on moving ahead."

    Founded in 1891, Cone Mills Corporation, headquartered in Greensboro, NC,

is the world's largest producer of denim fabrics and the largest commission printer of home furnishings fabrics in North America.  Manufacturing facilities are located in North Carolina and South Carolina, with a joint venture plant in Coahuila, Mexico.

    This release includes forward-looking statements, as defined in the

Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions.  These forward-looking statements include statements relating to our anticipated financial performance and business prospects.

Statements preceded by, followed by or that include words such as "believe,"

"anticipate," "estimate," "expect," "would," and other similar expressions are to be considered such forward-looking statements.  Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated

or implied.  Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements.  This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.



    http://www.cone.com



SOURCE  Cone Mills Corporation

    -0-                             09/29/2003

    /CONTACT:  Michael Gross, +1-212-484-7721, or Nyssa Tussing,

+1-212-484-7966, both for Cone Mills Corporation/

    /Web site:  http://www.cone.com /

    (CJML)



CO:  Cone Mills Corporation

ST:  North Carolina, South Carolina, Delaware

IN:  TEX

SU:  BCY PER